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                                                                    EXHIBIT 11.1

                              MYRIAD GENETICS, INC

             STATEMENT REGARDING COMPUTATION OF NET LOSS PER SHARE
                              YEARS ENDED JUNE 30,

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                                              1993              1994              1995              1996             1997
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
Net loss                                    ($444,580)      ($3,276,775)      ($5,268,383)      ($5,897,473)      ($9,206,280)
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Weighted average common shares
 outstanding during the year                2,438,867         3,492,620         3,527,714         7,608,548         8,903,918
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Weighted average preferred shares, as
 converted to common stock,
 outstanding during the year                  109,432           332,019           634,650               ---               ---

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Stock options treated in accordance
 with Staff Accounting Bulletin No. 83        264,731           264,731           264,731               ---               ---

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Shares used in computation                  2,813,030         4,021,870         4,427,095         7,608,548         8,903,918
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Pro forma net loss per share                   ($0.16)           ($0.81)           ($1.19)           ($0.78)           ($1.03)
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